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Exhibit 23.1

Independent Auditor's Consent

        We consent to the use in this Registration Statement of Treaty Oak Bancorp, Inc., on Form SB-2 of our report, dated January 20, 2004, on the financial statements of Treaty Oak Bancorp, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Dallas, Texas
January 28, 2004

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  Exhibit 23.1
Independent Auditor's Consent